UNITED STATES
                   SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549

                               FORM 8-K
                             CURRENT REPORT
    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                            November 27, 2000
               Date of Report (Date of earliest event reported)

                                                    TDK Mediactive, Inc.,
           (Exact name of registrant as specified in its charter)

        Delaware                 0-28604                   95-4264046
(State or other jurisdiction   (Commission              (IRS Employer of
incorporation)                  File Number)            Identification No.)

         26115 Mureau Road, Suite B, Calabasas, California  91302-3126
              (Address of principal executive offices)      (Zip Code)


                                (818) 878-0505
            (Registrant's telephone number, including area code)

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ITEM 1.  CHANGE IN CONTROL OF REGISTRANT

     On September 8, 2000, TDK Mediactive, Inc. (f/k/a Sound Source Interactive, Inc.) (the "Company") and TDK USA Corporation, a New York corporation ("TDK"), entered into a common stock purchase agreement (the "Purchase Agreement"). Pursuant to the Purchase Agreement, on September 11, 2000 TDK acquired 4,750,000 shares of the Company's common stock, par value $.001 per share (the "Common Stock"), for an aggregate purchase price of $1,425,100 (the "Initial Closing"), and on November 27, 2000 TDK acquired an additional 11,917,000 shares of Common Stock for an aggregate purchase price of $3,575,000 (the "Subsequent Closing"). Thus, pursuant to the Purchase Agreement, TDK has purchased a total of 16,667,000 shares of Common Stock at a purchase price of $.30 per share and an aggregate purchase price of $5,000,100.

     Contemporaneous with the Subsequent Closing, on November 27, 2000 the Company filed an amendment to its Certificate of Incorporation (the "Charter Amendment") which changed the name of the Company to "TDK Mediactive, Inc." and increased the number of its authorized shares of Common Stock from 20,000,000 to 50,000,000. Stockholder approval for the Charter Amendment was obtained by written consent of the holders of a majority of the outstanding Common Stock pursuant to Section 228 of the Delaware General Corporation Law, but such approval only became effective 20 days following the mailing of an information statement to the Company's stockholders, as described below. Also contemporaneous with the Subsequent Closing, on November 27, 2000 Richard Azevedo, Mark A. James and Samuel L. Poole each resigned as directors of the Company, and the resulting vacancies were filled by the appointment by the remaining directors of nominees designated by TDK. As a result, the TDK nominees now control and constitute a majority of the board of directors of the Company (the "Board"). The Charter Amendment and the foregoing changes to the Board were described in an information statement, prepared pursuant to
Section 14(c) and 14(f) of the Securities Exchange Act of 1934, as amended, and Rule 14(f)-1 thereunder, which was mailed by the Company to its stockholders on or about November 8, 2000 and which is incorporated herein by reference.

     TDK now owns approximately 74% of the outstanding Common Stock, and accordingly has the ability to elect the Company's entire Board. According to the Schedule 13D filed by TDK on September 21, 2000, TDK is a wholly-owned subsidiary of TDK Corporation, a Japanese corporation that is publicly traded on several stock exchanges, principally the Tokyo Stock Exchange.

     The Stockholder Voting Agreement dated as of April 30, 1996, as amended, among Vincent J. Bitetti, Eric H. Winston and ASSI, Inc. terminated upon consummation of the Subsequent Closing as a result of Messrs. Bitetti and Winston together ceasing to own at least 10% of the outstanding Common Stock. The Stockholder Voting Agreement previously effectively governed the designation and election of a majority of the Board. Until July 8, 2001, The Boston Group, L.P. is contractually entitled to nominate two persons for election as directors of the Company, or alternatively to designate two individuals to attend all Board meetings as nonvoting advisors.

     The Company intends to use the proceeds of the issuance of Common Stock to TDK for general corporate purposes. Pursuant to the Purchase Agreement, without the prior approval of TDK the Company is prohibited from using such proceeds for (i) the payment of any dividend or other distribution in respect of any of the Common Stock, or (ii) the repurchase, redemption or other
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acquisition of any of the shares of Common Stock or other securities of the
Company.

    Simultaneous with the Initial Closing, the Company and TDK entered into a registration rights agreement (the "Registration Rights Agreement") pursuant to which the Company granted to TDK certain registration rights with respect to the Common Stock purchased and owned by TDK pursuant to the Purchase Agreement.

     Furthermore, simultaneous with the Initial Closing, the Company, TDK and Vincent J. Bitetti entered into a lock-up agreement (the "Lock-Up Agreement"), whereby Mr. Bitetti agreed to certain limitations on his rights to sell or otherwise transfer any Common Stock that he now owns or may acquire from the Company pursuant to options that he now holds. The Lock-Up Agreement provides that until the first anniversary of the Subsequent Closing, Mr. Bitetti may not sell or otherwise transfer any such Common Stock. These restrictions lapse as to 40% of such Common Stock owned by Mr. Bitetti on the first anniversary of the Subsequent Closing; as to an additional one-third of such Common Stock held by Mr. Bitetti on the second anniversary of the Subsequent Closing; as to an additional one-half of such Common Stock held by Mr. Bitetti on the third anniversary of the Subsequent Closing; and as to all such remaining Common Stock held by Mr. Bitetti on the fourth anniversary of the Subsequent Closing.

     As a result of the consummation of the Initial Closing, the exercise price of the Company's public warrants (the "Public Warrants") decreased from $4.40 to $3.31 and the number of shares of Common Stock issuable thereunder increased from one share to 1.329305136 shares (or from 6,253,824 shares to 8,313,240 shares in the aggregate). As a result of the consummation of the Subsequent Closing, the exercise price of the Public Warrants decreased from $3.31 to $2.18 and the number of shares of Common Stock issuable thereunder increased from 1.329305136 shares to 2.018348614 shares (or from 8,313,240 shares to 12,622,397 shares in the aggregate).

     A copy of the Purchase Agreement, the Registration Rights Agreement, the Lock-Up Agreement and the related press releases are attached as exhibits hereto and incorporated herein by reference.


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ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

     (c) Exhibits

       10.1 Purchase Agreement, dated as of September 8, 2000, by and between Sound Source Interactive, Inc., and TDK USA Corporation (ncorporated by reference as Exhibit 10.1 to the Company's Current Report on Form 8-K, filed on September 15, 2000 (the "September 15, 2000 8-K")).

       10.2 Lock-Up Agreement, dated as of September 8, 2000, by and among Sound Source Interactive, Inc., TDK USA Corporation and Vincent J. Bitetti (Incorporated by reference as Exhibit 10.2 to the September 15, 2000 8-K).

       10.3 Registration Rights Agreement, dated as of September 8, 2000, by and between Sound Source Interactive, Inc. and TDK USA Corporation (Incorporated by reference as Exhibit 10.3 to the September 15, 2000 8-K).

       99.1 Press release dated September 11, 2000 of Sound Source Interactive, Inc.(Incorporated by reference as Exhibit 99.1 to the September 15, 2000 8-K)

       99.2 Press release dated November 28, 2000 of Sound Source Interactive, Inc.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    TDK Mediactive, Inc.

                                 By: /s/ Jeffrey Court
                                     ------------------------------
                                      Jeffrey Court, Vice President of
                                      Finance and Acting Chief
                                      Financial Officer


Date: December 1, 2000